UNITED STATES SECURITIES

AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of

the Securities Exchange Act of 1934

Check appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

THEDIRECTORY.COM, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed based on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Notice of Written Consent in lieu of Meeting of Stockholders

December 1, 2014

2701 N Rocky Pointe Dr., Suite 950

Tampa, Florida, 33607

(727) 417-7807

Table of Contents

Notice	2
Information Statement	3
Questions and Answers	3
Authorized Share Increase	5
Security Ownership of Certain Beneficial Owners and Management	7
Section 16(a) Beneficial Ownership Reporting Compliance	9
Householding	9
Appendix A	11

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NOTICE of shareholder action

Taken by written consent

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Stockholders:

NOTICE IS HEREBY GIVEN to you as a stockholder of record of TheDirectory.com, Inc., a Utah corporation (the “Company,” “we,” “us” or “our”), that the Board of Directors has unanimously approved, and the holders of a majority of the voting power of our outstanding capital stock have executed a Written Consent in Lieu of a Meeting of Stockholders (the “Written Consent”) approving an amendment to our Restated Articles of Incorporation, as amended, to increase the number of authorized shares, $0.001 par value per share, from a total number of 6,001,200,000 shares to a total number of 30,001,200,00 shares.

The Board has fixed the close of business on November 13, 2014 as the record date for the determination of stockholders who are entitled to receive the accompanying information statement (the “Information Statement”), which is expected to be first mailed on or about December 2, 2014.

The accompanying Information Statement, which describes the stockholder action in more detail and provides our stockholders with other important information, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. Under the Utah Revised Business Corporation Act and our Bylaws, stockholder action may be taken by written consent without a meeting of stockholders. The affirmative vote of at least a majority of the voting power of our outstanding capital stock is necessary to approve an increase of our authorized shares.

Pursuant to Rule 14c-2 under the Exchange Act, the stockholder action will not be effective until 20 days after the date this notice and the accompanying Information Statement is mailed to our stockholders. Under the Utah Revised Business Corporation Act, the Authorized Share Increase will become effective upon the filing of an amendment to our Restated Articles of Incorporation, as amended, with the Secretary of State of the State of Utah. We anticipate the stockholder action to take effect on December 22, 2014.

Your consent regarding the proposal is not required and is not being solicited in connection with these corporate actions. All necessary corporate approvals have been obtained, and this notice and Information Statement is furnished solely for the purposes of advising stockholders of the action taken by the Written Consent, as required by law and our Bylaws, and giving stockholders advance notice of the actions taken, as required by the Exchange Act.

Sincerely,

/s/ Scott Gallagher

President and Chief Executive Officer

December 1, 2014

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2701 N Rocky Pointe Dr., Suite 950

Tampa, Florida, 33607

INFORMATION STATEMENT

Pursuant to section 14 of the Securities Exchange Act of 1934, as amended, and regulation 14c thereunder

THIS INFORMATION STATEMENT IS BEING SENT TO YOU FOR INFORMATION

PURPOSES ONLY AND NO VOTE OR OTHER ACTION OF THE COMPANY’S

STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

TheDirectory.com, Inc., a Utah corporation (the “Company,” “we,” “us” or “our”), is sending you this Information Statement solely for the purpose of informing you, as one of our stockholders of record as of November 13, 2014 (the “Record Date”), in the manner required under Section 14(c) of the Securities Exchange Act of 1934, as amended, and Regulation 14C promulgated thereunder, that our Board of Directors has approved, and the holders of a majority of the voting power of outstanding capital stock, approximately 56.5%, consisting of 0 shares of common stock and 640,000 shares of Series A Convertible Preferred Stock, as permitted by our Bylaws and Section 704 of the Utah Revised Business Corporation Act, have previously executed a Written Consent and Action of Stockholders in Lieu of a Meeting approving the amendment to the Company’s Restated Articles of Incorporation, as amended, to increase the number of authorized shares to a total number of 30,001,200,000 shares, consisting of 30,000,000,000 shares of common stock, par value $0.001 per share, and 1,200,000 shares of preferred stock, par value $0.001 per share. No vote or other action is requested or required on your part.

We will pay the cost of preparing and sending out this Information Statement.

Questions and Answers

The following are some of the questions, and answers to those questions, that you, as a stockholder of the Company, may have regarding the stockholder action. The information in this section does not provide all of the information that may be important to you with respect to the stockholder action. Therefore, you should carefully read this Information Statement in its entirety.

1. Why did you send me this Information Statement and the accompanying notice?

We sent you this Information Statement and the accompanying notice because Section 14(c) of the Exchange Act and the rules and regulations promulgated thereunder and Section 704 of the Utah Revised Business Corporation Act require that we give you advance notice of the actions taken. This Information Statement and the accompanying notice are being sent to stockholders of record at the close of business on the Record Date.

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2. What action was taken by the Written Consent of Stockholders in lieu of a Special Meeting?

Pursuant to the Written Consent, holders of a majority of the voting power of outstanding capital stock, approximately 56.5%, consisting of 0 shares of common stock and 640,000 shares of Series A Convertible Preferred Stock, approved the amendment to the Company’s Restated Articles of Incorporation, as amended, to increase the number of authorized shares from a total number of 6,001,200,000 shares to a total number of 30,001,200,000 shares, consisting of 30,000,000,000 shares of common stock and 1,200,000 shares of preferred stock. Additional information regarding the stockholder action is set forth below in the section entitled “Authorized Share Increase.”

3. How many shares of voting stock were outstanding on November 13, 2014 (the “Record Date”)?

On the Record Date, the date we received the consent of our Board of Directors and the consent of the holders of a majority of the voting power of our outstanding capital stock, there were 4,929,462,636 shares of common stock and 640,000 shares of Series A Convertible Preferred Stock outstanding.

4. What majority is required to be voted in favor of the stockholder action?

For the amendment of the Company’s Restated Articles of Incorporation, a majority of the votes cast at a meeting at which a quorum is present is required. Under the Utah Revised Business Corporation Act and our Bylaws, however, we are permitted to obtain approval of an amendment of the Company’s Restated Articles of Incorporation by written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes that would be necessary to approve such action at a meeting at which all shares entitled to vote thereon were present and voted. As of the Record Date, 4,929,462,636 shares of our common stock were issued and outstanding. Each share of our common stock is entitled to one vote. As of the Record Date, 640,000 shares of Series A Convertible Preferred Stock were issued and outstanding. Each share of Series A Convertible Preferred Stock is entitled to 10,000 votes. Because stockholders entitled to cast a number of votes equal to 56.5% of our total voting stock approved the amendment to the Company’s Restated Articles of Incorporation, as amended, to increase the number of authorized shares to a total number of 30,001,200,000 shares, consisting of 30,000,000,000 shares of common stock, par value $0.001 per share, and 1,200,000 shares of preferred stock, par value $0.001 per share, no action by the other stockholders is required for amendment.

5. When will the stockholder action be effected?

In accordance with Section 14(c) of the Exchange Act and the rules and regulations promulgated thereunder, the stockholder action to amend the Company’s Restated Articles of Incorporation cannot be effected until at least 20 calendar days following the mailing of this Information Statement to our stockholders. Under Utah law, the Authorized Share Increase will become effective upon the filing of an amendment to our Restated Articles of Incorporation, as amended, with the Secretary of State of the State of Utah. We anticipate the stockholder action to take effect on December 22, 2014.

6. Am I entitled to dissenter’s rights in connection with the stockholder action?

No. Utah law does not provide for dissenter’s rights with respect to this stockholder action.

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Authorized Share Increase

Pursuant to the Written Consent, our stockholders approved an amendment to the Company’s Restated Articles of Incorporation, as amended, to increase the number of authorized shares, $0.001 par value per share, from a total number of 6,001,200,000 shares to a total number of 30,001,200,000 shares, consisting of 30,000,000,000 shares of common stock and 1,200,000 shares of preferred stock.

General

Our Board of Directors has unanimously adopted a resolution approving, declaring advisable and recommending to the stockholders to approve an amendment to the Company’s Restated Articles of Incorporation, as amended, to increase the number of authorized shares, $0.001 par value per share, to a total number of 30,001,200,000 shares, consisting of 30,000,000,000 shares of common stock, par value $0.001 per share and 1,200,000 shares of preferred stock, par value $0.001 per share (the “Authorized Share Increase”).

The Written Consent, executed by the holders of a majority of the voting power of outstanding capital stock, approximately 56.5%, consisting of 0 shares of common stock and 640,000 shares of Series A Convertible Preferred Stock, grants the Board the authority, without further action by the stockholders, to carry out the amendment to the Restated Articles of Incorporation, as amended. The Authorized Share Increase will become effective upon the filing of an amendment to our Restated Articles of Incorporation, as amended, with the Secretary of State of the State of Utah.

The amendment to our Restated Articles of Incorporation, as amended, to effect the Authorized Share Increase will not change the terms of our common or Series A Convertible Preferred Stock. After the Authorized Share Increase, the par value of our common and Series A Convertible Preferred Stock will remain unchanged at $0.001 per share and shares of common and Series A Convertible Preferred Stock will have the same voting rights and will be identical in all other respects to the common or Series A Convertible Preferred Stock currently authorized.

Certain of our officers and directors have an interest in this Authorized Share Increase as a result of their ownership of shares of stock of the Company, as discussed in further detail in the section entitled “Security Ownership of Certain Beneficial Owners and Management” set forth below.

Effective Date of Authorized Share Increase

The Authorized Share Increase will become effective upon the filing of the Articles of Amendment with the Secretary of State of the State of Utah.

The text of the form of the Articles of Amendment relating to this stockholder action, which we will file with the Secretary of State of the State of Utah to effect the Authorized Share Increase, is attached to this Information Statement as Appendix A.

Background and Reasons for the Authorized Share Increase

We currently have authorized 6,001,200,000 shares of all classes of authorized stock, consisting of 6,000,000,000 shares of common stock and 1,200,000 of preferred stock. As of November 13, 2014, we had 4,929,462,636 shares of common stock and 640,000 shares of Series A Convertible Preferred Stock outstanding. The Board believes our current authorized share capital is insufficient for the Company’s needs for the next two to five years.

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The Board approved the Authorized Share Increase for the following reasons:

•	The Board believes we do not currently have enough authorized shares of common stock to raise sufficient funds to carry out our business and growth plans, which contemplate strategic acquisitions, debt reduction and to facilitate our current expansion plans. The Board believes these initiatives may increase our revenues and provide growth for the Company.

•	Having additional authorized shares will also allow us the flexibility to raise capital, if necessary, in the future or to issue shares for other purposes such as acquiring assets or businesses. If we do not have sufficient authorized shares available, we will not have the flexibility to issue shares at a time when the Board believes the market conditions are optimal and we might miss an opportunity to make an acquisition while we go through the process of obtaining shareholder approval for an increase at the time an acquisition is identified. Having sufficient authorized shares will permit us to act quickly in situations where issuing shares would be in the best interests of the Company and its shareholders.

Material Effects of Proposed Authorized Share Increase

The amendment to our Restated Articles of Incorporation, as amended, to effect the Authorized Share Increase will not change the terms of our common or preferred stock. After the Authorized Share Increase, the par value of our common or preferred stock will remain unchanged at $0.001 per share and shares of common or preferred stock will have the same voting rights and will be identical in all other respects to the common or preferred stock currently authorized. Immediately following the Authorized Share Increase, we will continue to have the same number of stockholders and we will still be subject to the periodic reporting requirements of the Exchange Act.

The Authorized Share Increase will permit us to issue 24,000,000,000 additional shares of common stock or other securities that could be converted into common stock such as options, warrants, preferred stock or debt over our current limit of 6,000,000,000. To the extent that we issue new shares of common stock, or additional shares are issued based upon the exercise of newly issued options or warrants, the ownership percentage of each share will decrease. This dilution may have the effect of reducing our stock price.

The Authorized Share Increase will affect the shares of all of our stockholders uniformly. To the extent that the Authorized Share Increase has the potential to dilute the ownership percentage of shares, it does so to the same extent for all stockholders of common stock.

Procedure for Effecting Authorized Share Increase

If at such time the Board determines it is in the best interests of our Company and our stockholders to effect the Authorized Share Increase, we will file the Articles of Amendment with the Secretary of State of the State of Utah at such time as the Board of Directors deems appropriate to effect the Authorized Share Increase. The Board of Directors may delay effecting the Authorized Share Increase without re-soliciting stockholder approval. The Authorized Share Increase would become effective at such time as the Articles of Amendment are filed with the Secretary of State of the State of Utah. Upon the filing of the Articles of Amendment, all of our existing common and preferred stock will be converted into new common and preferred stock as set forth in the amendment.

As soon as practicable after the effective date of the Authorized Share Increase, stockholders will be notified that the Authorized Share Increase has been effected.

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No Dissenter’s Rights

Under the Utah Revised Business Corporation Act, stockholders will not be entitled to dissenter’s rights with respect to the amendment to our Restated Articles of Incorporation, as amended, to effect the Authorized Share Increase, and we do not intend to independently provide stockholders with any such right.

Forward Looking Statements Disclaimer

Forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to the risks described in our Registration Statement, as amended, filed with the SEC on May 9, 2014, and available at www.sec.gov. The words “may,” “will,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “aim,” “seek,” “should,” “likely,” and similar expressions as they relate to us or our management are intended to identify these forward-looking statements. All statements by us regarding our expected financial position, revenues, cash flows and other operating results, business strategy and similar matters are forward-looking statements. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date as of which such statement was made.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information related to the beneficial ownership, as of November 13, 2014, of our Series A Convertible Preferred Stock and common stock by: (1) each person who is known by us to own beneficially 5% or more of our securities, (2) our sole executive officer, (3) each of our current directors and (4) all of our directors and executive officer as a group. The information on beneficial ownership in the tables and footnotes thereto is based upon data furnished to us by, or on behalf of, the persons listed in the tables.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all securities that they beneficially own, subject to applicable community property laws.

Stockholders Known by Us to Own 5% or More of Our Common Stock

Name and Address of Beneficial Owner	Amount and Nature of beneficial ownership	Percentage of Shares Beneficially Owned[1]
Typenex Co-Investment, LLC[2] 303 East Wacker Drive, Suite 1200 Chicago, Illinois 60601	412,536,864[3]	7.72%

(1)	On November 13, 2014, we had 4,929,462,636 shares of common shares issued and outstanding.
(2)	Typenex Co-Investment, LLC (“Typenex”), a Utah limited liability company, has rights, under a Convertible Promissory Note and a Warrant, to own an aggregate number of shares of our common stock which, except for a contractual cap on the amount of outstanding shares of our common stock that Typenex may own, would exceed such a cap. Typenex’s ownership cap is 9.99% of our outstanding shares. Thus, the number of shares of our common stock beneficially owned by Typenex as of the date of this filing was 412,536,864 shares, which is 7.72% of the 4,929,462,636 shares that were outstanding on November 13, 2014. John Fife is the sole shareholder of reporting person JFV Holdings, Inc., which is the sole shareholder of reporting person Red Cliffs Investments Inc., which is the manager of reporting person Typenex.
(3)	We relied, in part, on Schedule 13G filed jointly with the SEC on October 10, 2014, by Typenex Co-Investment, LLC, Red Cliffs Investment Inc., JFV Holdings, Inc., and John Fife. Typenex beneficially owns 412,536,864 shares of our common stock. Red Cliffs Investment Inc., JFV Holdings, Inc., and John Fife do not directly own any shares of our common stock, but each indirectly owns 412,536,864 shares of our common stock. Red Cliffs Investment Inc., a Utah corporation, indirectly owns 412,536,864 shares of our common stock because it serves as the manager of Typenex. JFV Holdings, Inc., a Illinois corporation, indirectly owns 412,536,864 shares of our common stock because it is the sole shareholder of Red Cliffs Investment Inc. John Fife, a United States citizen, indirectly owns 412,536,864 shares of our common stock because he is the sole shareholder of JFV Holdings, Inc.

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Officers and Directors

Series A Convertible Preferred Stock

Name and Address of Beneficial Owner[1]	Nature of Beneficial Ownership	Shares Owned	Percentage of Shares Beneficially Owned[2]
Scott Gallagher	President, Chief Executive Officer, acting Financial Officer and Chairman of the Board of Directors	640,000	100%

(1)	The mailing address of Mr. Gallagher is c/o TheDirectory.com, Inc., 2701 N Rocky Pointe Dr., Suite 950, Tampa, Florida 33607.
(2)	On November 13, 2014, we had 640,000 shares of Series A Convertible Preferred Stock issued and outstanding. Each share of Series A Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after one year from the date of issuance into a number of fully paid and non-assessable shares of common stock.

Common Stock

Name and Address of Beneficial Owner[1]	Nature of Beneficial Ownership	Shares Owned	Percentage of Shares Beneficially Owned[2]
Scott Gallagher[3]	President, Chief Executive Officer, acting Financial Officer and Chairman of the Board of Directors	6,400,000,000	56.49%
W. Scott McBride[4]	Director	250,000	*
Directors and Officers as a group		6,400,250,000	56.49%

* Percentage of shares beneficially owned does not exceed 1.0%.

(1)	Unless otherwise stated, the address of each beneficial owner listed in the table is c/o TheDirectory.com, Inc., 2701 N Rocky Pointe Dr., Suite 950, Tampa, Florida 33607.
(2)	On November 13, 2014, we had 4,929,462,636 shares of common stock issued and outstanding.
(3)	Mr. Gallagher is our President, Chief Executive Officer, acting Chief Financial Officer, and Chairman of our Board of Directors. Mr. Gallagher does not beneficially own any shares of our common stock. He does, however, hold certain holdings of our preferred stock, and such holdings are disclosed in the table above. Assuming the conversion of all 640,000 shares of his Series A Convertible Preferred Stock at a ratio of 1:10,000 to common stock, Mr. Gallagher would own 6,400,000,000 shares of our common stock.
(4)	Mr. McBride is a director of our Company. Mr. McBride beneficially owns 250,000 shares of our common stock.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of the copies of such forms we have received and written representations from certain reporting person that they filed all required reports, we believe that all of our officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2014.

Householding

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for us. Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

We will only deliver one copy of this Information Statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of such security holders. Upon written or oral request, we will promptly deliver a separate copy of this Information Statement and any annual reports, information statements and proxy materials to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement, and any future annual reports, information statements and proxy materials to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the corporate secretary at our executive offices at TheDirectory.com, Inc., 2701 N Rocky Pointe Dr., Suite 950, Tampa, Florida, 33607 and at the following telephone number: (727) 417-7807.

If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of proxy materials, by notifying us in writing at: Secretary, TheDirectory.com, Inc., 2701 N Rocky Pointe Dr., Suite 950, Tampa, Florida, 33607 or by contacting us at (727) 417-7807. You also may request additional copies of the proxy materials by notifying us in writing at the same address or contacting us at (727) 417-7807, and we will undertake to deliver such additional copies promptly. If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above referenced address or telephone number.

By Order of the Board of Directors.

/s/ Scott Gallagher

President and Chief Executive Officer

December 1, 2014

Stockholders may make requests in writing for additional copies of this Information Statement to our Secretary, TheDirectory.com, Inc., 2701 N Rocky Pointe Dr., Suite 950, Tampa, Florida, 33607. The request must include a representation by the stockholder that as of November 13, 2014, the stockholder was a stockholder of record as of the Record Date. The Information Statement is also available at www.thedirectory.net/investors.

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Thank You

for being a shareowner of TheDirectory.com, Inc.

Learn more at http://thedirectory.net/investors

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Appendix A

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF THEDIRECTORY.COM, INC.

Pursuant to the applicable provisions of the Utah Business Corporations Act, the undersigned Corporation adopts the following Articles of Amendment to its Amended and Restated Articles of Incorporation by stating the following:

The following amendment to its Amended and Restated Articles of Incorporation were adopted by the shareholders of the Corporation on November 13, 2014, in the manner prescribed by Utah law.

Subsection A of Article FIFTH is amended as follows:

“FIFTH: A. “The total number of shares of all classes of stock which the Corporation shall have authority to issue is Thirty Billion, One Million, Two Hundred Thousand (30,001,200,000), consisting of Thirty Billion (30,000,000,000) shares of common stock, par value one-tenth of one cent ($0.001) per share (the “Common Stock”) and One Million, Two Hundred Thousand (1,200,000) shares of preferred stock, par value one-tenth of one cent ($0.001) per share (the “Preferred Stock”).”

The amendment was approved by the holders of a majority of the voting power of outstanding capital stock, approximately 56.5%, consisting of 0 shares of common stock and 640,000 shares of Series A Convertible Preferred, at the time of the vote in favor of the amendment by written consent.

I, THE UNDERSIGNED, being the Chairman of the Board of Directors of the Corporation, for the purpose of adopting these Articles of Amendment to our Amended and Restated Articles of Incorporation, do certify that the facts herein are true, and accordingly, have set my hand and seal this ____ day of December, 2014.

Attest:

THEDIRECTORY.COM, INC.

By:	________________________________________________
Name:	Scott Gallagher
Title:	President, Chairman of the Board of Directors, and Secretary

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